EXHIBIT 5.1

300 South Grand Avenue                           Morgan, Lewis
Twenty-Second Floor                              & Bockius LLP
Los Angeles, California 90071-3132             COUNSELORS AT LAW
213-612-2500
Fax:  213-612-2554

February 1, 2000


Deere & Company
One John Deere Place
Moline, Illinois 61265-8098

Re:  Issuance of Shares Pursuant to Registration Statement on
     --------------------------------------------------------
     Form S-3
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Ladies and Gentlemen:

We have acted as counsel to Deere & Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the secondary offering by certain stockholders of the Company of an aggregate of 118,088 shares (the "Shares") of the Company's common stock, par value $1.00.

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the By-Laws of the Company and such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that the Shares have been issued against receipt of the consideration approved by the Board of Directors of the Company or a committee thereof, which was no less than the par value thereof, and were issued in compliance with applicable federal and state securities laws.

Based on the foregoing, we are of the following opinion:

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

2. The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We render the foregoing opinion as members of the Bar of the State of California and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity of Common Stock" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,



/s/ MORGAN, LEWIS & BOCKIUS LLP